N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Asset Allocation Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		260,963,878	1.08		281,487,199	9.38
Class B		119,683,957	0.95		147,196,845	9.30
Class C		264,680,165	0.92		331,176,255	9.12
Class I		34,626,066  	1.13		36,965,524	9.42
Class R		1,027,711	1.04		1,183,565	9.32


Evergreen Envision Growth

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		120,509		0.12		590,819		6.42
Class B	  	40,857		0.07		517,200		6.40
Class C	  	8,275		0.07		106,044		6.40
Class I	  	5,281		0.17		2,054		6.42


Evergreen Envision Growth and Income

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,838,127 	0.23		4,403,174	5.76
Class B		61,161		0.19		234,716		5.75
Class C		16,737		0.18		42,358		5.76
Class I		7,382		0.24		3,072		5.76


Evergreen Envision Income

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		348,789		0.37		454,461		7.14
Class B		31,554		0.32		59,103		7.12
Class C		7,174		0.31		11,257		7.13
Class I		3,650		0.41		2,576		7.13